UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

September 17, 2008
Date of Report (Date of earliest event reported):

Commission File Number: 000-28915
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STEREO VISION ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	95-4786792
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

15452 Cabrieto Road, Suite 204, Van Nuys, California 91406
(Address of principal executive offices)

(310) 205-7998
(Issuer's telephone number, including area code)

Item 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 17, 2008, Lawrence R. Biggs, Jr. submitted a letter of resignation to the Board of Directors of Stereo Vision Entertainment, Inc. (the "Company"). According to Mr. Biggs' resignation letter, he chose to resign from his positions based upon his beliefs that the Company could not meet certain contractual obligations and that the Company had not granted him authority to execute his duties. Mr. Biggs also did not agree with the direction of the Company. A copy of Mr. Biggs' letter is attached hereto as Exhibit 17.1.

On September 18, 2008, Theodore P. Botts submitted a letter of resignation to the Company's Board of Directors thereby resigning from his positions as Chief Financial Officer and Director of the Company. According to Mr. Botts' resignation letter, he chose to resign from his positions because he did not agree with the "strategic direction" which the founder of the Company wishes to pursue. A copy of Mr. Botts' letter is attached hereto as Exhibit 17.2.

On September 18, 2008, Douglas Schwartz submitted a letter of resignation to the Company's Board of Directors thereby resigning from his positions as the Company's Co-Chairman of the Board and Chief Production Officer. According to Mr. Schwartz's letter, he chose to resign from his positions because he did not agree with the "strategic directions" adopted by Mr. Honour and the Company's Board of Directors. A copy of Mr. Schwartz's letter is attached hereto as Exhibit 17.3.

Furthermore, on September 18, 2008, the Board of Directors appointed Jack Honour to serve as the Company's Interim Chief Executive Officer and, on September 22, 2008, the Company appointed Mr. Honour to serve as Interim Chief Financial Officer.

Item 9.01 Financial Statements and Exhibits.

Exhibit 17.1 - Resignation Letter of Lawrence R. Biggs, Jr., dated September 17, 2008
Exhibit 17.2 - Resignation Letter of Theodore P. Botts, dated September 18, 2008
Exhibit 17.3 - Resignation Letter of Douglas Schwartz, dated September 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREO VISION ENTERTAINMENT, INC.

/s/ John Honour
John Honour,
Interim Chief Executive Officer

Date: September 23, 2008